UPLAND SOFTWARE, INC. INSIDER TRADING POLICY and Guidelines with Respect to Certain Transactions in Securities (Amended by the Board of Directors: October 28, 2025)

i TABLE OF CONTENTS Page INTRODUCTION ..................................................................................................................................... 1 Legal Prohibitions on Insider Trading ................................................................................................ 1 Detection and Prosecution of Insider Trading .................................................................................... 1 Penalties for Violation of Insider Trading Llaws and this Policy ...................................................... 1 General Counsel ................................................................................................................................. 2 Reporting Violations........................................................................................................................... 2 Personal Responsibility ...................................................................................................................... 2 Company Insider Trading Policy ........................................................................................................ 2 PERSONS AND TRANSACTIONS COVERED BY THIS POLICY ............................................... 3 Persons Covered by this Policy .......................................................................................................... 3 Types of Transactions Covered by this Policy ................................................................................... 3 Responsibilities Regarding the Nonpublic Information of Other Companies .................................... 3 Applicability of this Policy After your Departure .............................................................................. 3 No Exceptions Based on Personal Circumstances ............................................................................. 3 Not Legal or Financial Advice ........................................................................................................... 4 References Current as of Effective Date ............................................................................................ 4 MATERIAL NONPUBLIC INFORMATION .................................................................................... 5 “Material” Information ....................................................................................................................... 5 “Nonpublic” Information .................................................................................................................... 6 POLICIES REGARDING MATERIAL NONPUBLIC INFORMATION ...................................... 7 Confidentiality of Nonpublic Information .......................................................................................... 7 No trading on Material Nonpublic Information ................................................................................. 7 No disclosing Material Nonpublic Information for the Benefit of Others ......................................... 7 Obligation to Disclose Material Nonpublic Information to the Company ......................................... 8 Responding to Outside Inquiries for Information............................................................................... 8 TRADING BLACKOUT PERIODS ..................................................................................................... 9 Quarterly Blackout Periods ................................................................................................................ 9 Special Blackout Periods .................................................................................................................... 9 Regulation BTR Blackouts ............................................................................................................... 10 No “Safe Harbors” ............................................................................................................................ 10 PRE-CLEARANCE OF TRADES ...................................................................................................... 11 ADDITIONAL RESTRICTIONS AND GUIDANCE ...................................................................... 12 Short Sales ........................................................................................................................................ 12 Derivative Securities and Hedging Transactions .............................................................................. 12 Using Company Securities as Collateral for Loans .......................................................................... 12 Holding Company Securities in Margin Accounts ........................................................................... 12 Placing Open Orders with Brokers ................................................................................................... 13 LIMITED EXCEPTIONS ................................................................................................................... 14 10b5-1 Written Plans ........................................................................................................................ 14 Receipt and Vesting of Stock Options, Restricted Stock and Stock Appreciation Rights ............... 15 Exercise of Stock Options for Cash .................................................................................................. 15 Company Withholding of Restricted Shares to Cover Tax Obligations .......................................... 15 Purchases from the Employee Stock Purchase Plan ......................................................................... 15

ii Certain 401(k) Plan Transactions ..................................................................................................... 15 Stock Splits, Stock Dividends and Similar Transactions ................................................................. 16 Inheritance ........................................................................................................................................ 16 Change in Form of Ownership ......................................................................................................... 16 Other Exceptions .............................................................................................................................. 16 COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT ..................... 17 Obligations under Section 16 ........................................................................................................... 17 Notification Requirements to Facilitate Section 16 Reporting ......................................................... 17 Personal Responsibility .................................................................................................................... 17 ADDITIONAL INFORMATION ...................................................................................................... 18 Delivery of Policy ............................................................................................................................ 18 Amendments ..................................................................................................................................... 18

1 Insider Trading Policy INTRODUCTION Upland Software, Inc. (together with its subsidiaries, the “Company”) opposes the unauthorized disclosure of any nonpublic information acquired in the course of your service with the Company and the misuse of material nonpublic information in securities trading. Any such actions will be deemed violations of this Insider Trading Policy (the “Policy”). Legal Prohibitions on Insider Trading The antifraud provisions of U.S. federal securities laws prohibit directors, officers, employees and other individuals who possess material nonpublic information from trading or enabling other entities (e.g., trusts) to trade on the basis of that information. Transactions will be considered “on the basis of” material nonpublic information if the person engaged in the transaction was aware of the material nonpublic information at the time of the transaction. It is not a defense that the person did not “use” the information for purposes of the transaction. Disclosing material nonpublic information directly or indirectly to others who then trade based on that information or making recommendations or expressing opinions as to transactions in securities while aware of material nonpublic information (which is sometime referred to as “tipping”) is also illegal. Both the person who provides the information, recommendation or opinion and the person who trades based on it may be liable. These illegal activities are commonly referred to as “insider trading.” State securities laws and securities laws of other jurisdictions also impose restrictions on insider trading. In addition, a company, as well as individual directors, officers and other supervisory personnel, may be subject to liability as “controlling persons” for failure to take appropriate steps to prevent insider trading by those under their supervision, influence or control. Detection and Prosecution of Insider Trading The U.S. Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority, the Nasdaq Stock Market and the New York Stock Exchange use sophisticated electronic surveillance techniques to investigate and detect insider trading, and the SEC and the U.S. Department of Justice pursue insider trading violations vigorously. Cases involving trading through foreign accounts, trading by family members and friends and trading involving only a small number of shares have been successfully prosecuted. Penalties for Violation of Insider Trading Laws and this Policy Civil and criminal penalties. As of the effective date of this Policy, potential penalties for insider trading violations under U.S. federal securities laws include: • damages in a private lawsuit; • disgorging any profits made or losses avoided; • imprisonment for up to 20 years; • criminal fines of up to $5 million for individuals and $25 million for entities; • civil fines of up to three times the profit gained or loss avoided; • a bar against serving as an officer or director of a public company; and

2 Insider Trading Policy • an injunction against future violations. Civil and criminal penalties also apply to tipping. The SEC has imposed large penalties in tipping cases even when the disclosing person did not trade or gain any benefit from another person’s trading. Controlling person liability. As of the effective date of this Policy, the penalty for “controlling person” liability is a civil fine of up to the greater of $2,559,636 or three times the profit gained or loss avoided as a result of the insider trading violations, as well as potential criminal fines and imprisonment. Company disciplinary actions. If the Company has a reasonable basis to conclude that you have failed to comply with this Policy, you may be subject to disciplinary action by the Company, up to and including dismissal for cause, regardless of whether or not your failure to comply with this Policy results in a violation of law. It is not necessary for the Company to wait for the filing or conclusion of any civil or criminal action against an alleged violator before taking disciplinary action. In addition, the Company may give stop transfer and other instructions to the Company’s transfer agent to enforce compliance with this Policy. General Counsel Please direct any questions, requests or reports as to any of the matters discussed in this Policy to the General Counsel of the Company or in the event there is then no General Counsel, the Chief Financial Officer or other person designated by the Board of Directors of the Company (the General Counsel or such otherwise designated person being referred to herein as “General Counsel”). The General Counsel is generally responsible for the administration of this Policy. The General Counsel may select others to assist with the execution of his or her duties. Reporting Violations It is your responsibility to help enforce this Policy. You should be alert to possible violations and promptly report violations or suspected violations of this Policy to the General Counsel pursuant to the procedures set forth in the Company’s Code of Ethics and business Conduct (including the use of the Company’s hotline described in the Code of Ethics and Business Conduct). If you make an anonymous report, please provide as much detail as possible, including any evidence that you believe may be relevant to the issue. Personal Responsibility The ultimate responsibility for complying with this Policy and applicable laws and regulations rests with you. You should use your best judgment at all times and consult with your legal and financial advisors, as needed. We advise you to seek assistance if you have any questions at all. The rules relating to insider trading can be complex, and a violation of insider trading laws can carry severe consequences. Company Insider Trading Policy The Company will not transact in its own securities except in accordance with applicable securities laws.

3 Insider Trading Policy PERSONS AND TRANSACTIONS COVERED BY THIS POLICY Persons Covered by this Policy This Policy applies to all directors, officers, employees and agents (such as consultants and independent contractors) of the Company. References in this Policy to “you” (as well as general references to directors, officers, employees and agents of the Company) should also be understood to include members of your immediate family, persons with whom you share a household, persons that are your economic dependents and any other individuals or entities whose transactions in securities you influence, direct or control (including, for example, a venture or other investment fund, if you influence, direct or control transactions by the fund). You are responsible for making sure that these other individuals and entities comply with this Policy. Types of Transactions Covered by this Policy Except as discussed in the section entitled “Limited Exceptions”, this Policy applies to all transactions involving the (1) securities of the Company (“Company Securities”) or (2) the securities of other companies doing business or involved in potential transactions with the Company as to which you possess material nonpublic information obtained in the course of your work for the Company. This Policy therefore applies to purchases, sales and other transfers (including gifts) of common stock, options, warrants, preferred stock, debt securities (such as debentures, bonds and notes) and other securities. This Policy also applies to any arrangements that affect economic exposure to changes in the prices of these securities. These arrangements may include, among other things, transactions in derivative securities (such as exchange-traded put or call options), hedging transactions, short sales and certain decisions with respect to participation in benefit plans. This Policy also applies to any offers with respect to the transactions discussed above. You should note that there are no exceptions from insider trading laws or this Policy based on the size of the transaction. Responsibilities Regarding the Nonpublic Information of Other Companies This Policy prohibits the unauthorized disclosure or other misuse of, or trading on, any nonpublic information obtained in the course of your work of other companies (1) with which the Company does business, such as the Company’s distributors, vendors, customers, and suppliers, or (2) involved in a potential transaction or business relationship with the Company. Applicability of this Policy After your Departure You are expected to comply with this Policy until such time as you are no longer affiliated with the Company and you no longer possess any material nonpublic information subject to this Policy. In addition, if you are subject to a trading blackout under this Policy at the time you cease to be affiliated with the Company, you are expected to abide by the applicable trading restrictions until at least the end of the relevant blackout period. No Exceptions Based on Personal Circumstances There may be instances where you suffer financial harm or other hardship or are otherwise required to forego a planned transaction because of the restrictions imposed by this Policy. Personal financial emergency or other personal circumstances are not mitigating factors under securities laws and will not excuse a failure to comply with this Policy.

4 Insider Trading Policy Not Legal or Financial Advice Nothing in this Policy is, or is intended to be, legal or financial advice, and you should not rely on any of the information contained herein when making legal or financial decisions. References Current as of Effective Date Any references to regulations or laws are based on Company’s knowledge as of the effective date located on the cover page of this Policy. Such regulations or laws are subject to change and, as a result, may differ materially from what is in this Policy. You acknowledge that you are responsible for ensuring compliance with such regulations and laws.

5 Insider Trading Policy MATERIAL NONPUBLIC INFORMATION The definition of Material Nonpublic Information is critical to understanding obligations about trading in Company Securities. The definition consists of two parts, what is Material and what is Nonpublic. “Material” Information Information should be regarded as “material” if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold or sell securities or would view the information as significantly altering the total mix of information in the marketplace about the issuer of the security. In general, any information that could reasonably be expected to affect the market price of a security is likely to be material. Either positive or negative information may be material. It is not possible to define all categories of “material” information. However, some examples of information that would often be regarded as material include information with respect to: • Financial results, financial condition, earnings pre-announcements, guidance, projections or forecasts, particularly if inconsistent with the expectations of the investment community; • Restatements of financial results, or material impairments, write-offs or restructurings; • Changes in independent auditors, or notification that the Company may no longer rely on an audit report; • Creation of significant financial obligations, or any significant default under or acceleration of any financial obligation; • Impending bankruptcy or financial liquidity problems; • Significant developments involving business relationships, including execution, modification or termination of significant agreements or orders with customers, suppliers, distributors, manufacturers or other business partners; • Product introductions, modifications, defects or recalls or significant pricing changes or other product announcements of a significant nature; • Significant developments relating to intellectual property; • Significant legal or regulatory developments, whether actual or threatened; • Major events involving the Company’s securities, including calls of securities for redemption, adoption of stock repurchase programs, option repricings, stock splits, changes in dividend policies, public or private securities offerings, modification to the rights of security holders or notice of delisting; • Significant corporate events, such as a pending or proposed merger, joint venture or tender offer, a significant investment, the acquisition or disposition of a significant business or asset or a change in control of the Company; • Major personnel changes, such as changes in senior management or lay-offs; and • The occurrence of a significant cyber security incident. If you have any questions as to whether information should be considered “material”, you should consult with the General Counsel. In general, it is advisable to resolve any close questions as to the materiality of any information by assuming that the information is material.

6 Insider Trading Policy “Nonpublic” Information Information is considered “nonpublic” if the information has not been broadly disseminated to the public for a sufficient period to be reflected in the price of the security. As a general rule, information should be considered nonpublic until at least two full trading days have elapsed after the information is broadly distributed to the public in a press release, a public filing with the SEC, a pre-announced public webcast or another broad, non-exclusionary form of public communication. However, depending upon the form of the announcement and the nature of the information, it is possible that information may not be fully absorbed by the marketplace until a later time. Any questions as to whether information is nonpublic should be directed to the General Counsel. The term “trading day” means a day on which national stock exchanges are open for trading. A “full” trading day has elapsed when, after the public disclosure, trading in the relevant security has opened and then closed.

7 Insider Trading Policy POLICIES REGARDING MATERIAL NONPUBLIC INFORMATION Confidentiality of Nonpublic Information The unauthorized use or disclosure of nonpublic information relating to the Company or other companies is prohibited. All nonpublic information you acquire in the course of your service with the Company may only be used for legitimate Company business purposes. In addition, nonpublic information of others should be handled in accordance with the terms of any relevant nondisclosure agreements, and the use of any such nonpublic information should be limited to the purpose for which it was disclosed. You must use all reasonable efforts to safeguard nonpublic information in the Company’s possession. You may not disclose nonpublic information about the Company or any other company, unless required by law, or unless (i) disclosure is required for legitimate Company business purposes, (ii) you are authorized to disclose the information and (iii) appropriate steps have been taken to prevent misuse of that information (including entering an appropriate nondisclosure agreement that restricts the disclosure and use of the information, if applicable). This restriction also applies to internal communications within the Company and to communications with agents of the Company. In cases where disclosing nonpublic information to third parties is required, you should coordinate with the Legal Department. All directors, officers, employees and agents of the Company are required to sign and comply with a confidentiality and invention assignment agreement. No trading on Material Nonpublic Information Except as discussed in the section entitled “Limited Exceptions”, you may not, directly or indirectly through others, engage in any transaction involving the Company’s securities while aware of material nonpublic information relating to the Company. It is not an excuse that you did not “use” the information in your transaction. Similarly, you may not engage in transactions involving the securities of any other company (1) with which the Company does business, such as the Company’s distributors, vendors, customers, and suppliers, or (2) involved in a potential transaction or business relationship with the Company if you become aware of material nonpublic information about that company in the course of your work (except to the extent the transactions are analogous to those presented in the section entitled “Limited Exceptions”). For example, you may be involved in a proposed transaction involving a prospective business relationship or transaction with another company. If information about that transaction constitutes material nonpublic information for that other company, you would be prohibited from engaging in transactions involving the securities of that other company (as well as transactions involving Company Securities, if that information is material to the Company). It is important to note that “materiality” is different for different companies. Information that is not material to the Company may be material to another company. No disclosing Material Nonpublic Information for the Benefit of Others You may not disclose material nonpublic information concerning the Company or any other company that does business or is involved in a potential transaction or business relationship with the Company to friends, family members or any other person or entity not authorized to receive such information where such person or entity may benefit by trading on the basis of such information. In addition, you may not make recommendations or express opinions on the basis of material nonpublic information as to trading in the securities of companies to which such information relates. You are prohibited from engaging in these actions whether or not you derive any profit or personal benefit from doing so.

8 Insider Trading Policy Obligation to Disclose Material Nonpublic Information to the Company You may not enter into any transaction, including those discussed in the section entitled “Limited Exceptions”, unless you have disclosed any material nonpublic information that you become aware of in the course of your service with the Company, and that senior management is not aware of, to the General Counsel. If you are a member of senior management, the information must be disclosed to the Chief Executive Officer, and if you are the Chief Executive Officer or a director, you must disclose the information to the board of directors, before any transaction is permissible. Responding to Outside Inquiries for Information In the event you receive an inquiry from someone outside of the Company, such as a stock analyst, for information, you should refer the inquiry to the Chief Financial Officer or the Company’s Investor Relations Department. The Company is required under Regulation FD (Fair Disclosure) of the U.S. federal securities laws to avoid the selective disclosure of material nonpublic information. In general, the regulation provides that when a public company discloses material nonpublic information, it must provide broad, non- exclusionary access to the information. Violations of this regulation can subject the company to SEC enforcement actions, which may result in injunctions and severe monetary penalties. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release in compliance with applicable law. Please consult the Company’s External Communications Policy for more details.

9 Insider Trading Policy TRADING BLACKOUT PERIODS To limit the likelihood of trading at times when there is a significant risk of insider trading exposure, the Company has instituted quarterly trading blackout periods and may institute special trading blackout periods from time to time. In addition, to comply with applicable legal requirements, the Company may also institute blackout periods that prevent directors and officers from trading in Company Securities at a time when employees are prevented from trading Company Securities in the Company’s 401(k) plan and any other plans subject to Regulation BTR. It is important to note that whether or not you are subject to blackout periods, you remain subject to the prohibitions on trading on the basis of material nonpublic information and any other applicable restrictions in this Policy. Quarterly Blackout Periods Except as discussed in the section entitled “Limited Exceptions”, directors, officers, employees and agents (such as consultants and independent contractors) must refrain from conducting transactions involving the Company’s securities during quarterly blackout periods. Even if you are not specifically identified as being subject to quarterly blackout periods, you should exercise caution when engaging in transactions during quarterly blackout periods because of the heightened risk of insider trading exposure. Quarterly blackout periods begin at the end of the fifteenth day of the third month of each fiscal quarter (provided that if the fifteenth day of the third month is not a trading day, then the blackout period shall begin at the end of the trading day immediately preceding the fifteenth day of such month) and end at the start of the third full trading day following the date of public disclosure of the financial results for that fiscal quarter. Prior to each quarterly blackout period beginning, the General Counsel shall notify each director, officer, employee and agent of the Company that the quarterly blackout period is upcoming. This period is a particularly sensitive time for transactions involving the Company’s securities from the perspective of compliance with applicable securities laws due to the fact that, during this period, individuals may often possess or have access to material nonpublic information relevant to the expected financial results for the quarter. The Company has determined that all directors, executive officers, employees and agents of the Company shall be subject to the quarterly blackout period. The Company may decide to expand or narrow the categories of individuals subject to the quarterly blackout period. Prior to each quarterly blackout period, the General Counsel shall notify and maintain a current list of those affected. Special Blackout Periods From time to time, the Company may also prohibit directors, officers, employees and agents from engaging in transactions involving the Company’s securities when, in the judgment of the General Counsel, a trading blackout is warranted. The Company will generally impose special blackout periods when there are material developments known to the Company that have not yet been disclosed to the public. For example, the Company may impose a special blackout period in anticipation of announcing interim earnings guidance or a significant transaction or business development. However, special blackout periods may be declared for any reason. The Company will notify those persons subject a special blackout period. Each person who has been so identified and notified by the Company may not engage in any transaction involving the Company’s securities until instructed otherwise by the General Counsel and should not disclose to others the fact of such suspension of trading.

10 Insider Trading Policy Regulation BTR Blackouts Directors and executive officers (as that term is used in Regulation BTR) may also be subject to trading blackouts pursuant to Regulation Blackout Trading Restriction, or Regulation BTR, under U.S. federal securities laws. In general, Regulation BTR prohibits any director or executive officer from engaging in certain transactions involving Company Securities during periods when 401(k) plan participants are prevented from purchasing, selling or otherwise acquiring or transferring an interest in certain securities held in individual account plans. Any profits realized from a transaction that violates Regulation BTR are recoverable by the Company, regardless of the intentions of the director or officer effecting the transaction. In addition, individuals who engage in such transactions are subject to sanction by the SEC as well as potential criminal liability. The Company has provided, or will provide, separate memoranda and other appropriate materials to its directors and executive officers regarding compliance with Regulation BTR. The Company will notify directors and officers if they are subject to a blackout trading restriction under Regulation BTR. Failure to comply with an applicable trading blackout in accordance with Regulation BTR is a violation of law and this Policy. No “Safe Harbors” There are no unconditional “safe harbors” for trades made at particular times, and all persons subject to this Policy should exercise good judgment at all times. Even when a quarterly blackout period is not in effect, you may be prohibited from engaging in transactions involving the Company’s securities because you possess material nonpublic information, are subject to a special blackout period, or are otherwise restricted under this Policy.

11 Insider Trading Policy PRE-CLEARANCE OF TRADES Except as discussed in the section entitled “Limited Exceptions”, directors and executive officers should refrain from engaging in any transaction involving the Company’s securities without first obtaining pre-clearance of the transaction from the General Counsel. In addition, the Company has determined that certain other employees and agents of the Company that may have regular or special access to material nonpublic information should refrain from engaging in any transaction involving the Company’s securities without first obtaining pre-clearance of the transaction from the General Counsel. The General Counsel may not engage in a transaction involving the Company’s securities unless the Company’s Chief Financial Officer has pre-cleared the transaction. Individuals subject to pre-clearance requirements include all directors and executive officers and may include certain other individuals identified by the Company from time to time. The General Counsel shall notify and maintain a current list of all individuals subject to the pre-clearance requirements. These pre-clearance procedures are intended to decrease insider trading risks associated with transactions by individuals with regular or special access to material nonpublic information. In addition, requiring pre-clearance of transactions by directors and officers facilitates compliance with Rule 144 resale restrictions under the Securities Act of 1933, as amended, (the “Securities Act”) the liability and reporting provisions of Section 16 (“Section 16”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Regulation BTR. Pre-clearance of a trade, however, is not a defense to a claim of insider trading and does not excuse you from otherwise complying with insider trading laws or this Policy. The General Counsel is under no obligation to approve a transaction submitted for pre- clearance and may determine not to permit the transaction. The fact that a particular intended trade has been denied pre-clearance should be treated as material nonpublic information.

12 Insider Trading Policy ADDITIONAL RESTRICTIONS AND GUIDANCE This section addresses certain types of transactions that may expose you and the Company to significant risks. You should understand that, even though a transaction may not be expressly prohibited by this section, you are responsible for ensuring that the transaction otherwise complies with other provisions in this Policy that may apply to the transaction, such as the general prohibition against insider trading as well as pre-clearance procedures and blackout periods, to the extent applicable. Short Sales Short sales (i.e., the sale of a security that must be borrowed to make delivery) and “selling short against the box” (i.e., a sale with a delayed delivery) with respect to Company Securities are prohibited under this Policy. Short sales may signal to the market possible bad news about the Company or a general lack of confidence in the Company’s prospects, and an expectation that the value of the Company’s securities will decline. In addition, short sales are effectively a bet against the Company’s success and may reduce the seller’s incentive to improve the Company’s performance. Short sales may also create a suspicion that the seller is engaged in insider trading. Derivative Securities and Hedging Transactions If you are required to comply with Section 16 or the blackout periods or pre-clearance requirements under this Policy, you are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company Securities. Stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. Even if you are not prohibited from engaging in derivatives transactions, you should exercise caution when doing so. Transactions in derivative securities may reflect a short-term and speculative interest in the Company’s Securities and may create the appearance of impropriety, even where a transaction does not involve trading on inside information. Trading in derivatives may also focus attention on short- term performance at the expense of the Company’s long-term objectives. In addition, the application of securities laws to derivatives transactions can be complex, and persons engaging in derivatives transactions run an increased risk of violating securities laws if not careful. Using Company Securities as Collateral for Loans If you are required to comply with Section 16 or the blackout periods or pre-clearance requirements under this Policy, you may not pledge Company Securities as collateral for loans. If you default on the loan, the lender may sell the pledged securities as collateral in a foreclosure sale. The sale, even though not initiated at your request, is still considered a sale for your benefit and, if made at a time when you are aware of material nonpublic information or otherwise are not permitted to trade in Company Securities, may result in inadvertent insider trading violations, Section 16 and Reg. BTR violations (for officers and directors), violations of this Policy and unfavorable publicity for you and the Company. For these same reasons, even if you are not prohibited from pledging Company Securities as collateral for loans, you should exercise caution when doing so. Holding Company Securities in Margin Accounts If you are required to comply with Section 16 or the blackout periods or pre-clearance requirements under this Policy, you may not hold Company Securities in margin accounts. Under typical margin arrangements, if you fail to meet a margin call, the broker may be entitled to sell securities held in the

13 Insider Trading Policy margin account without your consent. The sale, even though not initiated at your request, is still considered a sale for your benefit and, if made at a time when you are aware of material nonpublic information or are otherwise not permitted to trade, may result in inadvertent insider trading violations, Section 16 and Reg. BTR violations (for officers and directors), violations of this Policy and unfavorable publicity for you and the Company. For these same reasons, even if you are not prohibited from holding Company Securities in margin accounts, you should exercise caution when doing so. Placing Open Orders with Brokers Except in accordance with an approved Written Plan (as defined and discussed below), you should exercise caution when placing open orders, such as limit orders or stop orders, with brokers, particularly where the order is likely to remain outstanding for an extended period of time. Open orders may result in the execution of a trade at a time when you are aware of material nonpublic information or otherwise are not permitted to trade in Company Securities, which may result in inadvertent insider trading violations, Section 16 and Reg. BTR violations (for officers and directors), violations of this Policy and unfavorable publicity for you and the Company. If you are subject to blackout periods or pre-clearance requirements, you should so inform any broker with whom you place any open order at the time it is placed.

14 Insider Trading Policy LIMITED EXCEPTIONS The following are certain limited exceptions to the restrictions imposed by the Company under this Policy. Please be aware that even if a transaction is subject to an exception to this Policy, you will need to separately assess whether the transaction complies with applicable law. For example, even if a transaction is indicated as exempt from this Policy, you may need to comply with the “short-swing” trading restrictions under Section 16 of the Exchange Act, to the extent applicable. You are responsible for complying with applicable law at all times. 10b5-1 Written Plans The SEC has enacted rules that provide an affirmative defense, subject to certain limitations, against alleged violations of U.S. federal insider trading laws for transactions pursuant to trading plans (each a “Written Plan”) that meet the requirements of Rule 10b5-1 under the Exchange Act. Transactions made pursuant to a Written Plan that (i) complies with the affirmative defense set forth in Rule 10b5-1 and (ii) is approved by the General Counsel, are not subject to the restrictions in this Policy against trades made while aware of material nonpublic information or to the pre-clearance procedures or blackout periods established under this Policy. In approving a Written Plan, the General Counsel may, in furtherance of the objectives expressed in this Policy, impose criteria in addition to those set forth in Rule 10b5-1. You should therefore confer with the General Counsel prior to entering into any Written Plan. Because entering into, amending or terminating a Written Plan is restricted under this Policy, you may not do so while aware of Material Nonpublic Information. In addition, any entry into or amendment to your Written Plan must be made during your applicable trading window. No Written Plan may provide for the execution of any transaction until (1) if you are required to comply with Section 16, the later of (i) 90 days following adoption or modification of the Written Plan and (ii) two business days following the filing of the Form 10-Q or Form 10-K for the fiscal quarter (or fiscal year in the case of a Form 10-K) in which the Written Plan was adopted, in any event, the required period not to exceed 120 days following adoption or modification of the Written Plan; and (2) for any other Company personnel subject to this Policy who is not required to comply with Section 16, 30 days following the adoption or modification of the Written Plan. Company personnel are limited to one Written Plan designed to effect an open market purchase or sale of the total amount of securities subject to the Written Plan as a single transaction in any 12- month period. Subject to limited exceptions, Company personnel may not maintain more than one Written Plan at any time for open market purchases or sales of Company Securities. If a Written Plan is terminated prior to its expiration date, the Company personnel may not implement a subsequent Written Plan until at least 60 days after the termination of such Written Plan, subject to any cooling-off period described above. The contract, instructions or Written Plan must (i) specify the amount, price and date of the transaction, (ii) specify an objective method for determining the amount, price and date of the transaction and/or (iii) place any subsequent discretion for determining the amount, price and date of the transaction in another person who is not, at the time of the transaction, aware of material nonpublic information. The SEC rules regarding Written Plans are complex and must be complied with completely to be effective. The description provided above is only a summary, and the Company strongly advises that you consult with your legal advisor if you intend to adopt a Written Plan. While Written Plans are subject to review and approval by the Company, the individual adopting the Written Plan is ultimately responsible for compliance with Rule 10b5-1 and ensuring that the Written Plan complies with this Policy. Any Written Plan shall include a representation in the Written Plan at the time of adoption or

15 Insider Trading Policy modification, certifying that (i) the person is not aware of material nonpublic information about the Company or Company Securities and (ii) the person is adopting the Written Plan in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Securities Act. Any Company personnel entering into a Written Plan must be file it with the General Counsel and must certify to the General Counsel that the Written Plan complies with Rule 10b5-1, this Policy and any other criteria established by the Company. This certification must be made prior to the Written Plan has been entered into, amended or terminated. The Company may publicly disclose information regarding Written Plans that you may enter. Receipt and Vesting of Stock Options, Restricted Stock and Stock Appreciation Rights The trading restrictions under this Policy do not apply to the acceptance or purchase of stock options, restricted stock or stock appreciation rights issued or offered by the Company. The trading restrictions under this Policy also do not apply to the vesting, cancellation or forfeiture of stock options, restricted stock or stock appreciation rights in accordance with applicable plans and agreements. Exercise of Stock Options for Cash The trading restrictions under this Policy do not apply to the exercise of stock options for cash under the Company’s stock option plans. Likewise, the trading restrictions under this Policy do not apply to the exercise of stock options in a stock-for-stock exercise with the Company or an election to have the Company withhold securities to cover tax obligations in connection with an option exercise. However, the trading restrictions under this Policy do apply to (i) the sale of any securities issued upon the exercise of a stock option, (ii) a cashless exercise of a stock option through a broker, since this involves selling a portion of the underlying shares to cover the costs of exercise, and (iii) any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. Company Withholding of Restricted Shares to Cover Tax Obligations Trading restrictions under this Policy do not apply to the to (i) the vesting of restricted stock, restricted stock units or performance shares, (ii) the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements in connection with the vesting of a restricted stock award. The trading restrictions under this Policy do apply to (i) the sale of any securities issued upon vesting of an equity award, (ii) a similar transaction through a broker, since this involves selling a portion of the underlying shares to cover the tax obligations, and (iii) any other market sale for the purpose of generating the cash needed to cover the tax obligations of a restricted stock award. Purchases from the Employee Stock Purchase Plan The trading restrictions in this Policy do not apply to elections with respect to participation in the Company’s employee stock purchase plan or to purchases of securities under the plan. However, the trading restrictions do apply to any subsequent sales of any such securities. Certain 401(k) Plan Transactions The trading restrictions in this Policy do not apply to purchases of Company stock in the 401(k) plan resulting from periodic contributions to the plan based on your payroll contribution election. The trading restrictions do apply, however, to elections you make under the 401(k) plan to (i) increase or decrease the percentage of your contributions that will be allocated to a Company stock fund, (ii) move balances into or out of a Company stock fund, (iii) borrow money against your 401(k) plan account if the

16 Insider Trading Policy loan will result in liquidation of some or all of your Company stock fund balance, and (iv) pre-pay a plan loan if the pre-payment will result in the allocation of loan proceeds to a Company stock fund. Stock Splits, Stock Dividends and Similar Transactions The trading restrictions under this Policy do not apply to a change in the number of securities held as a result of a stock split or stock dividend applying equally to all securities of a class, or similar transactions. Inheritance The trading restrictions under this Policy do not apply to transfers by will or the laws of descent and distribution. For the avoidance of doubt, the trading restrictions under this Policy shall apply to bona fide gifts. Change in Form of Ownership Transactions that involve merely a change in the form in which you own securities are permissible. For example, you may transfer shares to an inter vivos trust of which you are the sole beneficiary during your lifetime. Other Exceptions Any other exception from this Policy must be approved by the General Counsel, in consultation with the Board of Directors or an independent committee of the Board of Directors.

17 Insider Trading Policy COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT Obligations under Section 16 Section 16, and the related rules and regulations, set forth (i) reporting obligations, (ii) limitations on “short-swing” transactions and (iii) limitations on short sales and other transactions applicable to directors, officers, large shareholders and certain other persons. The Company has provided, or will provide, memoranda and other materials addressing these matters to those individuals it has identified as being required, by virtue of their positions with the Company, to comply with Section 16. The General Counsel will notify and maintain a current list of all individuals so identified. Even if you have not been so notified by the General Counsel, you may be subject to Section 16 reporting obligations because of your shareholdings. If you are subject to Section 16, it is your responsibility to comply with its requirements. Notification Requirements to Facilitate Section 16 Reporting To facilitate timely reporting of transactions pursuant to Section 16 requirements, each person subject to Section 16 reporting requirements must provide, or must ensure that his or her broker provides, the Company with detailed information (e.g., trade date, number of shares, exact price, etc.) regarding his or her transactions involving the Company’s securities, including gifts, transfers, pledges and transactions pursuant to a Written Plan, both prior to (to confirm compliance with pre-clearance procedures, if applicable) and promptly following execution. Personal Responsibility The obligation to file Section 16 reports, and to otherwise comply with Section 16, is personal. The Company is not responsible for the failure to comply with Section 16 requirements.

18 Insider Trading Policy ADDITIONAL INFORMATION Delivery of Policy This Policy will be delivered to all directors, officers, employees and agents of the Company when they commence service with the Company. In addition, this Policy (or a summary of this Policy) will be circulated periodically. Each director, officer, employee and agent of the Company is required to acknowledge that he or she understands, and agrees to comply with, this Policy. Amendments We are committed to continuously reviewing and updating our policies and procedures. The Company therefore reserves the right to amend, alter or terminate this Policy at any time and for any reason, subject to applicable law. A current copy of the Company’s policies regarding insider trading may be obtained by contacting the General Counsel. * * * Nothing in this Insider Trading Policy creates or implies an employment contract or term of employment. Employment at the Company is employment at-will. Employment at-will may be terminated with or without cause and with or without notice at any time by the employee or the Company. Nothing in this Insider Trading Policy shall limit the right to terminate employment at- will. No employee of the Company has any authority to enter into any agreement for employment for a specified period of time or to make any agreement or representation contrary to the Company’s policy of employment at-will. Only the Chief Executive Officer of the Company has the authority to make any such agreement, which must be in writing. The policies in this Insider Trading Policy do not constitute a complete list of Company policies or a complete list of the types of conduct that can result in discipline, up to and including discharge.

19 Insider Trading Policy UPLAND SOFTWARE, INC. INSIDER TRADING POLICY — PRE-CLEARANCE CHECKLIST If you are a director or an executive officer seeking pre-clearance for trading in Upland Securities, Inc. securities, please complete this form and send it to Michael Hill, Chief Financial Officer at mhill@uplandsoftware.com at least three (3) days in advance of the planned transaction. If you are you requesting approval in connection with the proposed adoption of a Rule 10b5-1 trading plan, please enclose a copy of the proposed plan with this pre-clearance request form. Person prosing to trade: Proposed trades: Manner of trade: Proposed trade date: No blackout period. The proposed trade will not be made during a quarterly or special blackout period. No pension fund blackout under Reg. BTR.* There is no pension fund blackout period in effect. No prohibition under Insider Trading Policy. The person confirmed that the proposed transaction is not prohibited under the Insider Trading Policy. Section 16 compliance.* The person confirmed that the proposed trade will not give rise to any potential liability under Section 16 as a result of matched past (or intended future) transactions. Form 4 filing.* A Form 4 has been or will be completed and will be timely filed with the SEC, if applicable. Rule 144 compliance. The “current public information” requirement has been met (i.e., all 10-Ks, 10-Qs and other relevant reports during the last 12 months have been filed); The shares that the person proposes to trade are not restricted or, if restricted, the applicable holding period has been met; Volume limitations (greater of 1% of outstanding securities of the same class or the average weekly trading volume during the last four weeks) are not exceeded, and the person is not part of an aggregated group;

20 Insider Trading Policy The manner of sale requirements will be met (a “broker’s transaction” or directly with a market maker); and A Form 144 has been completed and will be timely filed with the SEC and the relevant national securities exchange. Rule 10b-5 concerns. The person has been reminded that trading is prohibited when in possession of any material nonpublic information regarding the Company that has not been adequately disclosed to the public. The individual has discussed with the General Counsel any information known to the individual or the General Counsel that the individual believes may be material. * Applies if the individual is a director or an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended. Please check to certify each statement below: I am not aware of material nonpublic information regarding the Company and I am not trading on the basis of any material nonpublic information. I have read and understand the Insider Trading Policy and certify that the above proposed transaction is in accordance with the Insider Trading Policy and applicable law. I intend to comply with any applicable reporting and disclosure requirements on a timely basis. I certify that this information is true, complete, and correct. Name Date For Use by General Counsel: Approved* Denied Michael Hill Chief Financial Officer Date * If approved, your trades must be completed within five (5) business days of receipt if pre- clearance. If you do not complete your Transaction within five (5) business days, please subject another Pre-Clearance Request Form.